Exhibit 99.1

Enveric Biosciences Reports Financial Results and Provides Corporate Update for Fourth Quarter and Fiscal Year Ended 2023

Product Development Highlights:

●	Selected neuroplastogen lead candidate EB-003, a potential first-in-class therapeutic option for addressing difficult-to-treat mental health disorders by promoting neuroplasticity without inducing hallucinations.
●	Started IND-enabling preclinical activities for EB-002 and completed important repeat-dose toxicology studies, genotoxicity studies, and key cardiac, respiratory, and CNS safety pharmacology studies.

Corporate and Business Development Highlights:

●	Signed three non-binding term sheets with an undisclosed biotechnology company to pursue the out-licensing of three classes of compounds from the Company’s extensive portfolio of assets.
●	Signed two additional non-binding term sheets with a second undisclosed biotechnology company to pursue the out-licensing of pharmaceutical and non-pharmaceutical applications of cannabinoid conjugate compounds.
●	Expanded intellectual property portfolio through Q1 2024 with seven patent issuances protecting composition of matter and methods of use claims governing Enveric’s EVM301 Series of drug candidates and four patent issuances protecting Enveric’s EVM201 Series of drug candidates.

CAMBRIDGE, Mass., March 26, 2024 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today provided a corporate update and reported financial results for the fourth quarter of 2023 and fiscal year ended December 31, 2023.

“The fourth quarter of 2023 and early 2024 was a significant period for Enveric, highlighted by the selection of EB-003 as our lead development candidate. We believe EB-003 is a groundbreaking, neuroplastogen drug candidate that offers the potential to treat severe mental health disorders without the hallucinogenic effect typically associated with psychedelic-based molecules,” said Joseph Tucker, Ph.D., Director and CEO of Enveric. “Based on numerous discussions with large pharmaceutical companies, mental health professionals, and leading researchers, we believe it is evident that widespread market acceptance of psychedelic-inspired drugs will ultimately be determined by the ability to administer such medications in an outpatient setting. We believe minimizing the hallucinatory effect will be key to seizing this opportunity and was critical in our decision to select EB-003 as our lead product candidate of the EVM301 series. We now look forward to advancing preclinical activities in early 2024 in support of filing an IND for EB-003 as we seek to introduce a new treatment paradigm for depression and anxiety disorders.”

Dr. Tucker continued, “The decision to designate EB-003 as our lead candidate was the culmination of an extensive design and evaluation process. This effort included the creation of more than one thousand compounds around which we have built a substantial intellectual property estate, increasing the attractiveness of these molecules for further development. Already in 2024, we have seen returns on this strategy in the form of out-licensing agreements as partners recognize the value of our innovative compounds that are protected with strong intellectual property and have the potential to exapand therapeutic options for patients with depression and anxiety. We will attempt to pursue additional out-licensing and partnership opportunities throughout the year as we continue to advance discussions with multiple possible partner companies.”

Dr. Tucker concluded, “During the fourth quarter, we also continued to progress IND-enabling preclinical work for EB-002, completing important repeat-dose toxicology studies, genotoxicity studies, as well as cardiac, respiratory markers, and CNS safety pharmacology studies. We expect to finalize all preclinical activities for EB-002 soon, making the asset Phase 1 ready in 2024.”

FOURTH QUARTER AND YEAR END UPDATES

Pipeline Advances and Highlight

●	Selected EB-003 as lead drug candidate from the Company’s next-generation EVM301 Series based on the molecule’s pharmacological properties and it’s potential to be a first-in-class treatment that addresses difficult-to-treat mental health disorders.
●	Presented two posters at the 6th Neuropsychiatric Drug Development Summit and two posters at the Canadian Chemical Engineering Conference (CSChE 2023) providing an update on the Company’s near-term selection EB-003 and highlighting key preclinical examinations of EB-002, a novel prodrug of psilocin.
●	Published cover article in the Journal of Medicinal Chemistry, a peer-reviewed journal published by the American Chemical Society, describing the development EB-002.
●	Progressed preclinical development of psilocin prodrug, EB-002, with GLP-toxicology and safety pharmacology studies, repeat dose toxicology studies, as well as cardiac, respiratory, CNS safety pharmacology studies, an in vitro hERG current study, and genotoxicity studies.

Expanded Business Development and Out-Licensing Opportunities in 2023 and 2024

●	Signed three non-binding term sheets with an undisclosed biotechnology company to pursue the out-licensing of three classes of compounds; future development and sales milestone payments and execution fees for the three licenses could total up to $200 million.
●	Signed two non-binding term sheets with a second undisclosed biotechnology company to pursue the out-licensing of cannabinoid conjugate compounds for pharmaceutical and non-pharmaceutical applications for the treatement of joint diseases; future development and sales milestone payments and execution fees for the two licenses could total up to $61 million.
●	Surpassed one thousand synthesized compounds discovered and characterized in our PsybraryTM portfolio of novel psychedelic-inspired molecules, following the acceleration of our AI-backed platform tailored for specific applications in the management of mental health disorders.
●	Continued to strengthen our intellectual property portfolio, receiving ten patent issuances from the United States Patent and Trademark Office.

FOURTH QUARTER AND FISCAL YEAR ENDED 2023 FINANCIAL RESULTS

Net loss attributable to stockholders was $3.44 million for the fourth quarter ended December 31, 2023, including $1.48 million in net non-cash expense, with a basic and diluted loss per share of $1.46, as compared to a net loss of $8.80 million, including $4.48 million in net non-cash expense, with a basic and diluted loss per share of $4.89 for the quarter ended December 31, 2022.

On December 28, 2023, the Company completed a warrant inducement transaction with two investors in which existing warrants were repriced and exercised and new warrants were issued to the investors. The cash proceeds from that transaction were received on January 4, 2024. Subsequently, on February 29, 2024, approximately 90% of the new warrants were also exercised. The gross proceeds to the Company from the two warrant exercises totaled approximately $4.5 million.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, Psybrary™, Enveric has created a robust intellectual property portfolio of new chemical entities for specific mental health indications. Enveric’s lead program, EB-003, is a first-in-class approach to the treatment of difficult-to-address mental health disorders designed to promote neuroplasticity without inducing hallucinations in the patient. Enveric is also developing EB-002, formerly EB-373, a next generation synthetic prodrug of the active metabolite, psilocin, being studied as a treatment of psychiatric disorders. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposed,” “is expected,” “budgets,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include historical statements and statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: negotiate and finalize definitive agreements based on the out-licensing term sheets it has entered into and perform pursuant to the terms thereof; carry out successful clinical programs in Australia; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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